NSAR ITEM 77O
October 1, 2000 to March 31, 2001
VK Select Growth Fund
10f-3 Transactions


Underwriting        Underwriting        Purchased From     Amount of           % of         Date of
     #                                                      Shares          Underwriting   Purchase

     1.             Coach, Inc.         Goldman Sachs       23,800           0.322%        10/04/00

     2.             Riverstone Networks JP Morgan           13,200           0.132%        02/15/01


Underwriting Participants for #1

Goldman Sachs & Co.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
M.R. Beal & Company
Bear, Stearns & Co. Inc.
William Blair & Company, LLC
Ramirez & Co., Inc.
Salomon Smith Barney Inc.
Wachovia Securities, Inc.
The Williams Capital Group, L.P.

Underwriting Participants for #2

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc
Ferris, Baker Watts, Incorporated
First Albany Corporation
Kaufman Bros. L.P.
Robertson Stephens, Inc.
SG Cowen Securities Corporation
SunTrust Equitable Securities Corporation
UBS Warburg LLC